KINGERY, CROUSE & HOHL, P.A.
=======================Certified Public Accountants=====================












  June 21, 2002


  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C., 20549


  Re:  PR Specialists, Inc.


  We were previously the independent accountants for PR Specialists, Inc. (the "Company"), and on April 12, 2002, we reported on the financial statements of the Company as of December 31, 2001 and for various periods ending December 31, 2001 and 2000. On June 14, 2002 we were informed that we would no longer be the independent accountants of the Company. We have read the Company's statements included in Item 4 of its Form 8-K concerning the change in the Company's certifying accountant and we agree with such statements as they relate to our firm.


  Sincerely,

    /s/Kingery, Crouse & Hohl, P.A.

  Kingery, Crouse & Hohl
  Tampa, FL









                         Members AICPA/FICPA
    4350 West Cypress Street, Suite 375 * Tampa, Florida 33607 *
                   (813) 874-1280 * (813) 874-1292